Exhibit 99.1

NEWS RELEASE

Lumen Technologies announces offering of inaugural Sustainability-Linked Notes

DENVER, Jan. 11, 2021 — Lumen Technologies* (NYSE: LUMN) announced that its wholly-owned subsidiary, Level 3 Financing Inc. (“Level 3 Financing”), plans to offer $900 million aggregate principal amount of unsecured Sustainability-Linked Senior Notes (the “Sustainability-Linked Notes”) in its inaugural offering of notes with sustainability-linked features. The offering of the Sustainability-Linked Notes is aligned with Lumen’s science-based emission reduction targets and its commitment to environmental, social and governance (ESG) initiatives.

Level 3 Financing intends to use the net proceeds from the offering, together with cash on hand, to redeem all $900 million aggregate principal amount of Level 3 Financing’s 5.375% Senior Notes due 2024.

Lumen, as part of its ESG initiatives, has established science-based targets to reduce its annualized absolute market-based Scope 1 and Scope 2 greenhouse gas (GHG) emissions by 18% and its annualized absolute upstream Scope 3 GHG emissions by 10% by 2025, with 2018 as the baseline year for measurement. Lumen plans to continue to report its progress towards its ESG goals in its annual ESG reports.

The Sustainability-Linked Notes will not be registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the Sustainability-Linked Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The Sustainability-Linked Notes will not have registration rights.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the Sustainability-Linked Notes, nor will there be any sale of the Sustainability-Linked Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption with respect to any of Level 3 Financing’s outstanding senior notes.

About Lumen

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of CenturyLink Inc.

*

The Lumen brand was launched on Sept. 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. on Jan. 22, 2021. Effective as of Jan. 22, 2021, the CUSIP number for the company’s common stock is scheduled to change to 550241 103.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: the possibility that potential debt investors will not be receptive to the offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Level 3 Financing’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Level 3 Financing or its affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of Lumen Technologies or Level 3 Parent LLC with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:
Jeremy Jones Jeremy.Jones@lumen.com +1 720-567-7044	Mark Stoutenberg Mark.Stoutenberg@lumen.com +1 720-888-1662

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